UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            May 18, 2004

Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           (763) 391-4000

     Wilsons The Leather Experts Inc. (the “Company”) is filing this amended form 8-K/A to correct inadvertent formatting errors made by the Company’s financial printer on the EDGAR version of the May 1, 2004 balance sheet included in Exhibit 99.1 and previously reported on a Form 8-K dated May 18, 2004.

Item 7. Financial Statements and Exhibits

     (c) Exhibits. The following exhibits are filed with this report.

99.1	The Press Release of the Company dated May 18, 2004, containing its financial results for the first quarter ended May 1, 2004.

99.2	Reconciliation Table of non-GAAP numbers (incorporated by reference to the same numbered exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 18, 2004 (File No. 0-21543)).

Item 12. Results of Operations and Financial Condition

     On May 18, 2004, the Company issued the Press Release that is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The Press Release contains information concerning the Company’s net operating loss, net loss and basic and diluted loss per share before restructuring charges, which is not calculated in accordance with generally accepted accounting principals (“GAAP”). A reconciliation of these non-GAAP financial measures is contained in the Press Release filed herewith. In addition, other non-GAAP financial measures, which exclude amounts related to restructuring charges, were mentioned in the Company’s earnings conference call held on May 18, 2004. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in Exhibit 99.2 incorporated by reference herein. The Company believes that the presentation of net operating loss, net loss and basic and diluted loss per share before the restructuring charges and other non-GAAP numbers calculated before the restructuring charges provides a useful analysis of its ongoing operating trends and helps investors compare operating performance period to period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: May 19, 2004	By	/s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description
99.1	The Company’s Press Release dated May 18, 2004 containing its financial results for the first quarter ended May 1, 2004.

99.2	Reconciliation Table of non-GAAP numbers (incorporated by reference to the same numbered exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 18, 2004 (File No. 0-21543)).